Exhibit 22. List of Subsidiaries of Networks North Inc. as at August 31, 1999

Name of Subsidiary (1)                           Jurisdiction of Incorporation
----------------------                           -----------------------------

B.C. Learning Connection Inc. (2).............................British Columbia
Magic Lantern Communications Ltd. (3)...................................Canada
NTN Interactive Network Inc.............................................Canada
3484751 Canada Inc......................................................Canada
1113659 Ontario Ltd. (4)...............................................Ontario
745695 Ontario Ltd. (5)................................................Ontario
Sonoptic Technologies Inc. (6)..........................................Canada
Interlynx Multimedia Inc. (7)..........................................Ontario

----------
(1) Unless otherwise indicated, all named entities are wholly-owned subsidiaries of Networks North Inc.
(2)   Wholly-owned subsidiary of 745695 Ontario Ltd.
(3)   Wholly-owned subsidiary of NTN Interactive Network Inc.
(4)   Wholly-owned subsidiary of Magic Lantern Communications Ltd.
(5)   Wholly-owned subsidiary of Magic Lantern Communications Ltd.
(6)   Majority owned (75%) subsidiary of Magic Lantern Communications Ltd.
(7)   Wholly-owned subsidiary of NTN Interactive Network Inc.


                                      110